UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2014

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On August 11, 2014, iPass Inc. issued a press release announcing its second quarter 2014 financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
The information in this Item 2.02 of this current report and in the accompanying exhibit referenced in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 of this current report and in the accompanying exhibit referenced in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by iPass Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05 — Costs Associated with Exit or Disposal Activities

On August 11, 2014, iPass announced a plan to re-align its cost structure as a result of the divestiture of its Unity business.  As a result of the sale, certain overhead and administration costs are no longer required for iPass' continuing operations.

iPass expects to reduce its personnel by approximately 20 employees worldwide and expects to record in the aggregate, approximately $0.9 million of restructuring charges. Included in these charges are approximately $0.6 million related to employee severance arrangements and approximately $0.3 million related to the consolidation of leased facilities. iPass expects to record all of these charges in the third quarter of 2014, and expects to complete most of the activities by the end of the second quarter of 2015, with $0.8 million to be paid by 2014 year end.

Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 11, 2014, announcing iPass Inc.’s Second Quarter 2014 Financial Results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated: August 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 11, 2014, announcing iPass Inc.’s Second Quarter 2014 Financial Results.

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